Exhibit 99(a)(1)(iv)

NOTICE OF WITHDRAWAL

To Withdraw

Shares of Common Stock of

CHICAGO BRIDGE & IRON COMPANY N.V.

in the

Offer to exchange any and all issued and outstanding shares of common stock of

CHICAGO BRIDGE & IRON COMPANY N.V.

for

2.47221 shares of common stock of McDermott International, Inc. (“McDermott”) or, if a 3-to-1 reverse stock split of the McDermott Common Stock (as defined herein) has occurred prior to the time at which McDermott Technology, B.V. accepts shares of CB&I Common Stock (as defined herein) in the Exchange Offer, 0.82407 shares of McDermott Common Stock by

MCDERMOTT TECHNOLOGY, B.V.

Pursuant to the Exchange Offer Prospectus dated March 29, 2018

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., EASTERN TIME, ON MAY 10, 2018, UNLESS THE OFFER IS EXTENDED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXCHANGE OFFER EXPIRATION TIME”) OR EARLIER TERMINATED. SHARES OF CB&I COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXCHANGE OFFER EXPIRATION TIME.

The exchange offer prospectus dated March 29, 2018 (the “Exchange Offer Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by McDermott Technology, B.V., a company incorporated under the laws of the Netherlands (“McDermott Bidco”), shares of common stock, par value $1.00 per share (“McDermott Common Stock”), of McDermott International, Inc., a Panamanian corporation (“McDermott”), for all of the issued and outstanding common shares, par value EUR 0.01 per share (“CB&I Common Stock”), of Chicago Bridge & Iron Company N.V, a public limited liability company incorporated under the laws of the Netherlands (“CB&I”), that are validly tendered prior to the Exchange Offer Expiration Time and not validly withdrawn, upon the terms and subject to the conditions set forth herein and in the Exchange Offer Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein shall have the same meanings given to them in the Exchange Offer Prospectus.

McDermott Bidco is offering to exchange each share of CB&I Common Stock that is validly tendered and not properly withdrawn pursuant to the Exchange Offer for the right to receive 2.47221 shares of McDermott Common Stock or, if a

3-to-1 reverse stock split of the McDermott Common Stock has occurred prior to the time at which McDermott Bidco accepts all shares of CB&I Common Stock validly tendered and not properly withdrawn in the Exchange Offer, 0.82407 shares of McDermott Common Stock (as applicable, the “Exchange Offer Ratio”), together with cash in lieu of fractional shares, subject to the terms and conditions described in the Prospectus.

The Exchange Offer and related withdrawal rights will expire at 12:01 a.m., Eastern time, on May 10, 2018, unless extended or terminated in accordance with applicable law and the terms of the Exchange Offer.

THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF CB&I COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. For a withdrawal of shares of CB&I Common Stock to be effective, the Exchange Agent for the Exchange Offer must receive from you a written notice of withdrawal, in the form of the notice of withdrawal provided by McDermott Bidco, at one of its addresses provided herein, and such notice must include the name of the person having tendered the shares of CB&I Common Stock to be withdrawn, the number of tendered shares of CB&I Common Stock to be withdrawn and the name of the holder of the tendered shares of CB&I Common Stock to be withdrawn, if different from that of the person who tendered such shares. See “The Exchange Offer—Withdrawal Rights” in the Exchange Offer Prospectus.

If you hold your shares through the Chicago Bridge & Iron Savings Plan or the Lutech Resources 401(k) Savings Plan, you may withdraw or change your previously submitted instructions to the plan trustee by issuing a new instruction to the trustee which will cancel any prior instruction. Any new instructions must be provided in accordance with the special exchange instructions being sent to you by the plan trustee and must be received by 3:00 p.m. Eastern time two business days prior to the date on which the Exchange Offer Expiration Time occurs.

DESCRIPTION OF SHARES TO BE WITHDRAWN

Name(s) and Address(s) of Registered Holder(s)	Total Number of Share(s) To be Withdrawn and Date(s) Such Shares were Tendered

If shares of CB&I Common Stock have been tendered pursuant to the procedures for book-entry tender through The Depository Trust Company (“DTC”) discussed in the section of the Exchange Offer Prospectus entitled “The Exchange Offer—Procedures for Tendering,” any notice of withdrawal must comply with the procedures of DTC.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal to the Exchange Agent on your behalf before the Exchange Offer Expiration Time, unless the Exchange Offer is extended or terminated. If you hold your shares through such an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a notice of withdrawal for such shares directly to the Exchange Agent.

Any shares of CB&I Common Stock validly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer.

However, you may re-tender withdrawn shares of CB&I Common Stock by following one of the procedures discussed in the section of the Exchange Offer Prospectus entitled “The Exchange Offer—Procedures for Tendering” at any time prior to the Exchange Offer Expiration Time (or pursuant to the instructions sent to you separately).

Except for the withdrawal rights described above, any tender made under the Exchange Offer is irrevocable; provided, that, if McDermott Bidco has not yet accepted shares of CB&I Common Stock tendered for exchange, any CB&I shareholder may withdraw its tendered shares after the 60th business day following commencement of the Exchange Offer pursuant to Section 14(d)(5) of the Exchange Act.

USE THIS FORM ONLY IF YOU WISH TO WITHDRAW SHARES OF CB&I COMMON STOCK PREVIOUSLY TENDERED. OTHERWISE, PLEASE DISREGARD.

This Notice of Withdrawal must be signed below by the registered holder(s) exactly as name(s) appear(s) in book-entry form registered directly in the CB&I share register or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Dated:

DTC Participant Number (applicable for shares tendered through DTC only):

If you wish to withdraw any tendered shares of CB&I Common Stock, you must deliver this Notice of Withdrawal, before 12:01 a.m., Eastern time, on May 10, 2018, unless the Exchange Offer is extended or terminated, to the Exchange Agent using the contact information below.

The Exchange Agent for the Exchange Offer is:

Computershare Trust Company, N.A.

By Overnight Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer Suite V 250 Royall Street Canton, MA 02021	By First Class Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

McDermott Bidco will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its determination will be final and binding, subject to any judgment of a court of competent jurisdiction. McDermott Bidco may delegate such power in whole or in part to the Exchange Agent. None of McDermott, McDermott Bidco, CB&I, the Exchange Agent, MacKenzie Partners, Inc., the Information Agent for the Exchange Offer, nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any such determinations may be challenged in a court of competent jurisdiction.